Exhibit 6

                      TRANSACTIONS IN SHARES OF THE COMPANY

The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days.

  Reporting Person                                                           Price per Share
     with Direct                Date of                                         (Excluding
Beneficial Ownership          Transaction           Number of Shares           Commissions)
----------------------     ------------------     ---------------------    ---------------------
      Greenbelt                09/05/02               (1,880,000)                N/A*















-----------------------------------------------
* Greenbelt relinquished voting and investment power over Shares.